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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 13, 1997

                            CORONADO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

  NEVADA                          33-33042-NY                       223161629

(State or other                 (Commission File                  (IRS Employer
 Jurisdiction of                     Number)                      Identification
 Incorporation)                                                       Number)


    16929 East Enterprise Drive, Suite 202, Fountain Hills, Arizona     85268
               (Address of Principal Executive Offices)               (Zip Code)




       Registrant's Telephone Number, including area code: (602) 837-6810

                                       N/A
          (Former name or former address, if changed since last report)

                                     Total number of pages including exhibits: 5
                                                        Exhibit index on page: 2
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(b)      NEW INDEPENDENT ACCOUNTANT.

         Arthur Andersen LLP ("Arthur Andersen") was engaged on March 13, 1997 to audit Coronado Industries, Inc.'s (the "Company") financial statements for the fiscal year ended December 31, 1996. General due diligence disclosures were made to Arthur Andersen in the normal course of Arthur Andersen's decision regarding whether to undertake the audit. The Company was not provided with either written or oral advice as to accounting, auditing or financial reporting issues arising from any discussion with Arthur Andersen concerning the application of accounting principles to a specific or completed transaction, the type of audit opinion, or any disagreement, which was an important factor in the decision to engage Arthur Andersen. The Company is aware of no disagreements or reportable events with respect to its relationship with Arthur Andersen.

         Arthur Andersen has reviewed the disclosure required under this section and has been given the opportunity to furnish the Company with a letter containing any new information, clarifications, or disagreements with the Company's statements in this section. Arthur Andersen's letter is included as
Exhibit 16.1 and incorporated herein by this reference. The Company is aware of no disagreements or reportable events with any of its accountants in the last two fiscal years.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits                                                      Page:

         (16)     Letters Regarding Change in Certifying Accountant

                  16.1 Response letter of new certifying accountant
                       Arthur Andersen LLP............................  4



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CORONADO INDUSTRIES, INC.
                                      a Nevada corporation
                                        (Registrant)


MARCH 19, 1997                    By:   (signed) Gary R. Smith
                                     _________________________________
                                        Gary R. Smith, President
                                        (Signature)


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